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                                                                   EXHIBIT 23.07


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement on Form S-4 of AT&T Corp. of our report, dated March 9, 1999, relating to the combined balance sheets of Liberty/Ventures Group as of December 31, 1998 and 1997, and the related combined statements of operations and comprehensive earnings, equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Current Report on Form 8-K of AT&T Corp., dated March 22, 1999, and to the reference to our firm under the heading "Experts" in the registration statement.



                                            /s/ KPMG LLP
                                            ------------------------------------
                                            KPMG LLP



Denver, Colorado
February 9, 2000